EXHIBIT 99.1

Victory Energy Appoints Ralph Kehle to its Board of Directors

AUSTIN, TX (July 3, 2014) - Victory Energy Corporation, (OTCQX: VYEY) ("Victory" or "the Company") a rapidly growing, Permian Basin focused oil and gas company, today announced its board of directors has approved the addition of Mr. Ralph Kehle as a new independent board member. Mr. Kehle is both a successful industry executive and as a scientist, has to his credit several very large discoveries. The position is effective July 1, 2014.

“We welcome Ralph to our board and look forward to his contributions. His extensive Permian Basin relationships, technical capabilities and entrepreneurial skills align nicely with our growth through acquisition and development strategy.” said Kenny Hill, Victory's CEO. “Ralph’s has been a CEO of a publicly traded company, managed large investment partnerships and has extensive board and advisory experience. All of these skills dove-tale nicely with our current business plans. He has been active in the Permian Basin for over 30 years and will help the Company extend its already deep relationships, while also helping us sharpen our long term goals and objectives. We look forward to his thoughtful contributions in the coming months and years.”

Mr. Kehle is President of Eichen Petroleum Management, Inc. and Manager of two oil and gas investment partnerships, Avalon Oil Company and Hermosa Energy Partners. He serves as an advisor to G-4 Resources, Inc.. Ralph was formerly CEO and Chairman of the Board of Hershey Oil Company, listed on the American Stock Exchange, and later purchased by The American Exploration Company. Ralph led Hershey into the Permian Basin in the 1980’s, where they discovered the 15 million barrel Stockyard Field in Gaines Co., Texas. In addition, he has also served as a director of EPIC Geophysics, Inc. a seismic processing company, Aerodata (now Fugro), an Airborne geophysical company, and Steven & Tull, LLC, a petroleum exploration and production company. Mr. Kehle has been engaged in the oil and gas business for 48 years and has to his credit the discovery and development of a 300+ bcf extension to the Coleman North Field in Alberta, the 200+ bcf in Guerra Field, Duval & Webb Cos., Texas. Mr. Kehle has a B.S. with honors as well as an M.S. from the California Institute of Technology, and a PhD. from the University of Minnesota. He also served as Associated Professor of Geological Sciences at the University of Texas, Austin.

About Victory Energy

Victory Energy Corporation (OTCQX: VYEY), is a public held, independent growth-oriented oil and gas exploration and production company based in Austin, Texas, with additional resources located in Midland, Texas. The Company is focused on the multi-stack, resource play opportunities of the Permian Basin of Texas, offering predictable outcomes and long-lived reserve characteristics. The Company utilizes sustainable low-risk vertical well development, which offer repeatable and highly profitable outcomes. Current assets hold interest in proven formations such as the Wolfcamp, Mississippian, Fusselman and Cline among others. Asset interest is held through Aurora Energy Partners (“Aurora”), a Texas General Partnership, which Victory’s controls as managing partner and consolidates as a subsidiary of Victory. Victory holds a 50% partnership interest in Aurora. For additional information on the company, please visit www.vyey.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words "will", "potential", "believe", "estimated", "intend", "expect", "may", "should", "anticipate", "could", "plan", "project", or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Among these forward-looking statements are statements regarding EURs, estimated BOE, estimated future gross undiscounted cash flow and estimated drilling and completion costs. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, changes to drilling plans and schedules by the operators of prospects, overruns in costs of operations, hazards, delays, and any other difficulties related to drilling for and producing oil or gas, the price of oil, NGLs, and gas, results of marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth, and other factors described in the Company Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, December 31, 2012 and Form 10-K for fiscal year ended December 31, 2013, and any updates to those risk factors set forth in the Company's Quarterly Reports on Form 10-Q. Further information on such assumptions, risks and uncertainties is available in the Company's other filings with the Securities and Exchange Commission ("SEC") that are available on the SEC's website at www.sec.gov, and on the Company's website. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact

Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us